EXHIBIT 99.2

AVON PRODUCTS, INC.
Prior Year Segment Information Conformed to 2003 Presentation
($ millions)

	QUARTER								YEAR-TO-DATE

	2002 March	2001 March	2002 June	2001 June	2002 September	2001 September	2002 December	2001 December	2002 December	2001 December

North America
Net sales	561.2	526.7	589.6	556.3	549.8	521.9	756.8	716.0	2,457.4	2,320.9
Operating profit	95.0	87.3	119.9	110.6	82.5	68.2	147.5	127.0	444.9	393.1
Operating margin*	16.7%	16.4%	20.0%	19.7%	14.7%	12.9%	19.2%	17.6%	17.8%	16.8%

Latin America
Net sales	389.8	420.1	440.5	483.1	405.4	476.0	419.2	477.3	1,654.9	1,856.5
Operating profit	61.9	75.1	98.2	111.0	98.2	108.0	103.3	116.9	361.6	411.0
Operating margin*	15.9%	17.9%	22.3%	23.0%	24.2%	22.7%	24.6%	24.5%	21.8%	22.1%

Europe
Net sales	240.1	219.5	278.9	233.2	283.6	221.7	426.0	334.1	1,228.6	1,008.5
Operating profit	31.4	26.1	50.4	42.6	34.4	28.2	92.6	67.1	208.8	164.0
Operating margin*	13.0%	11.8%	18.0%	18.1%	12.1%	12.7%	21.7%	20.0%	16.9%	16.2%

Pacific
Net sales	181.0	181.9	204.5	184.4	210.0	192.1	234.2	215.3	829.7	773.7
Operating profit	22.5	20.7	33.7	28.5	33.2	26.5	44.2	36.8	133.6	112.5
Operating margin*	12.2%	11.2%	16.2%	15.2%	15.5%	13.6%	18.5%	16.8%	15.8%	14.3%

Global Expenses
Net sales	0.0	(1.8)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	(1.8)
Operating profit	(58.2)	(64.6)	(59.8)	(57.8)	(57.3)	(58.3)	(73.8)	(65.2)	(249.1)	(245.9)

Contract settlement gain, net
Operating profit	0.0	0.0	0.0	0.0	0.0	25.9	0.0	0.0	0.0	25.9

2002 special charge
Operating profit	0.0	0.0	0.0	0.0	(36.3)	0.0	0.0	0.0	(36.3)	0.0

2001 special charge
Operating profit	0.0	0.0	0.0	0.0	0.0	0.0	0.0	(97.4)	0.0	(97.4)

Total Avon
Net sales	1,372.1	1,346.4	1,513.5	1,457.0	1,448.8	1,411.7	1,836.2	1,742.7	6,170.6	5,957.8
Operating profit	152.6	144.6	242.4	234.9	154.7	198.5	313.8	185.2	863.5	763.2
Operating margin*	11.0%	10.7%	15.9%	16.0%	10.6%	14.0%	16.9%	10.6%	13.9%	12.7%

*Operating margin equals operating profit divided by total revenue.